Ex. 10.6

TRIG Acquisition 1, Inc.

ADVISORY AGREEMENT

THIS ADVISORY (“Agreement”) is made and entered into as of this 18th day of October 2012 (“Effective Date”) by and between TRIG ACQUISITION 1, INC., a publicly held Nevada corporation (“Company”) and PBNJ Advisors, Inc. (“Advisor”).

RECITALS

WHEREAS, Company desires to obtain independent advisoryand consulting services in connection with its business operations; and

WHEREAS, Advisor is engaged in the business of providing advisory services and advising companies in connection with their business operations;

WHEREAS, Company desires to engage Advisor to perform certain consulting services for it, and Advisor desires to perform consulting services for the Company, subject to the terms and conditions of this Agreement;

THEREFORE, for the mutual promises contained herein, the parties hereto agree as follows:

AGREEMENT

1.            ENGAGEMENT BY ADVISOR.

Company hereby engages Advisor and Advisor hereby agrees to hold itself available to render, and to render at the reasonable request of the Company, independent advisory and consulting services for the Company to the best of its ability, upon the terms and conditions hereinafter set forth. Such consulting services shall include, but not be limited to, general consulting advice and performance of services.

2.            TERM.

The term of this Agreement shall commence on September 1, 2012 and shall continue through and including August 31, 2013, unless extended in accordance with provisions of this Agreement.

3.            COMPENSATION.

The aggregate compensation payable during the term pursuant to this Agreement is payable in a combination of cash and stock of the Company on the following basis:

A.	Restricted Common Stock: In consideration of the services to be rendered by Advisor pursuant to this Agreement, Advisor shall be entitled to receive as compensation 18,000 shares of the Company’s common stock. The shares of common stock of the Company shall be issued after the closing of the PIPE financing for the Company’s acquisition of Grilled Cheese, Inc. concurrent with the Alternative Public Offering. Advisor acknowledges that the common stock has not been registered under the Securities Act of 1933, as amended, or under any state securities laws. Advisor is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that restrictions governing sale apply.

B.	Advisory Fees: Compensation will commence at an annualized salary of $24,000 beginning upon the Effective Date. The base salary shall be payable in $2,000 installments on the last day of each month.

4.            INDEPENDENT CONTRACTOR.

It is expressly agreed that Advisor is acting as an independent contractor in performing its services hereunder, and this Agreement is not intended to, nor does it create, an employer-employee relationship nor shall it be construed as creating any joint venture or partnership between the Company and Advisor. Advisor shall be responsible for all applicable federal, state and other taxes related to Advisor's consulting fee and Company shall not withhold or pay any such taxes on behalf of Advisor, including without limitation social security, federal, state and other local income taxes. Since Advisor is acting solely as an independent contractor under this Agreement, Advisor shall not be entitled to insurance or other benefits normally provided by Company to its employees. Advisor shall be relying upon the Company to supply accurate data and information without independent verification.

5.            ASSIGNMENT.

This Agreement is being entered into in reliance upon and in consideration of the singular skill and qualifications of Advisor. Neither Advisor nor the Company shall voluntarily, or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to terms of this Agreement without the prior written consent of the other party. Any attempt at assignment or transfer by either party of its obligations hereunder, without such consent, shall be null and void.

6.            CONFIDENTIALITY.

Advisor recognizes that during the course of Advisor's activities on behalf of the Company, it will accumulate certain proprietary and confidential information and trade secrets used in the Company's business and will have divulged to it certain confidential and proprietary information and trade secrets about the business, operations and prospects of the Company, which constitute valuable business assets of the Company. Advisor hereby acknowledges and agrees that such information, except for information which is in the public domain prior to Advisor’s receipt thereof, or which subsequently becomes part of the public domain other than by Advisor’s breach of a confidentiality obligation, or which Advisor can clearly demonstrate was in its possession prior to receipt thereof from the Company and was developed by Advisor or received by Advisor from a third-party without breach of such third-parties confidentiality obligations with respect thereto (“Proprietary Information”) is confidential and proprietary and constitutes trade secret information and the Proprietary Information belongs to the Company and not to Advisor. Advisor agrees, to the extent not prohibited by law, that it shall not, at any time during or after the Term of this Agreement and one year after the expiration or termination of this Agreement, disclose, divulge or make known, directly or indirectly, to any person, or otherwise use or exploit in any manner any Proprietary Information obtained by Advisor under this Agreement, except in connection with and to the extent required by its performance of its duties hereunder for the Company. Upon termination of this Agreement, Advisor shall deliver to Company all tangible displays and repositories of Proprietary Information.

7.            TERMINATION.

This Agreement may be terminated on the occurrence of any one of the following events:

7.1          The expiration of the Term hereof;

7.2          By the Company “with cause,” effective upon delivery of written notice to Advisor given at any time (without any necessity for prior notice) if any of the following shall occur:

(a)          a material breach of this Agreement by Advisor, which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Advisor by the Company that specifically identifies the manner in which the Company believes that Advisor has breached this Agreement;

(b)          any material acts or events which inhibit Advisor from fully performing its responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Advisor's lack of honesty or Advisor's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

8.            DISCLAIMER OF RESPONSIBILITY FOR ACTS OF COMPANY.

The obligations of the Advisor described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall Advisor be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Advisor hereunder, shall be those of the Company or such affiliates and Advisor shall under no circumstances be liable for any expenses incurred or loss suffered by the Company as a consequence of such decisions.

9.            GENERAL PROVISIONS.

9.1           Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

9.2           Attorneys' Fees. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

9.3           Complete Agreement. This Agreement supersedes any and all of the other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

9.4           Binding. This Agreement shall be binding upon and inure to the benefit of the successors-in-interest, assigns and personal representatives of the respective Parties.

9.5           Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopied, addressed as follows:

Party:	Company:	TRIG Acquisition 1, Inc.
A. J. Cervantes, CEO
641 Lexington Avenue
Suite 1526
New York, NY 10022

	Advisor:	PBNJ Advisors, Inc.
Ben Cohen, President
7027 W Broward Blvd
#326 Plantation, FL 33317

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any Post Office in the continental United States or Canada, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telefaxed. No notices may be sent via computer generated electronic mail (so-called “email”).

9.6           Unenforceable Terms. Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

9.7           Execution in Counterparts. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

9.8           Further Assurance. From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

9.9           Incorporation by Reference. All exhibits referred to in this Agreement are incorporated herein in their entirety by such reference.

9.10         Miscellaneous Provisions. The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a party hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meaning as if repared by all Parties to the Agreement and not strictly for or against any of the Parties.

9.11         Applicable Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of New York.

9.12         Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto. This agreement, when executed shall supercede and render null and void any and all preceding oral or written understandings and agreements.

9.13         No Oral Change; Waiver. This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.

10.          INDEMNIFICATION.

Both Parties shall indemnify, defend and hold the other party harmless against any and all claims, loss, cost, liability, or expense (including, without limitation, reasonable attorneys’ fees and costs) incurred, sustained and/or paid by either party arising out of (i) any breach by either party of any of its representations, warranties or covenants made under or in connection with this Agreement, or (ii) the gross negligence or willful misconduct of either party in its performance under this Agreement.

11.          WARRANTIES AND REPRESENTATIONS.

Advisor’s advisory services are provided on a best efforts basis and are based on its personal experience and expertise. There are no guarantees, warranties or representations of any kind that Advisor's advice or services will produce any specific results for the benefit of the Company. Actual results may substantially and materially differ from those suggested by Advisor or included in the Exhibits attached hereto. Advisor represents and warrants to Company that (a) it is under no contractual restriction or other restrictions or obligations that are inconsistent with this Agreement, the performance of his duties and the covenants hereunder, and (b) it is under no physical or mental disability that would interfere with his keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”	“ADVISOR”

TRIG Acquisition 1, Inc.	PBNJ Advisors, Inc.

By:	By:

Its:	Its:
Date:	Date:

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